EXHIBIT 31.2
CERTIFICATION
I, Paul Libner, certify that:
(1)I have reviewed this Annual Report on Form 10-K/A of Royal Gold, Inc.; and
(2)Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
December 18, 2024

/s/ PAUL LIBNER
Paul Libner
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)